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                COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES


                     Exhibit 21 - Schedule of Subsidiaries


As of May 31, 2003, the Company had the following active subsidiaries:


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Wholly-owned subsidiaries of Comprehensive Care Corporation:       State of Incorporation
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
Comprehensive Behavioral Care, Inc.                                      Nevada


Wholly-owned subsidiaries of Comprehensive Behavioral Care, Inc.:
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Comprehensive Care Integration, Inc.                                     Delaware
Healthcare Management Services, Inc.                                     Michigan
Healthcare Management Services of Michigan, Inc.                         Michigan


Affiliates sponsored by Comprehensive Behavioral Care, Inc.:
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Comprehensive Provider Networks of Texas, Inc.                           Texas
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